EXHIBIT 23.1


                           INDEPENDENT AUDITORS' CONSENT

     We hereby consent to the use in this Form 10-KSB/A of our reissued report dated June 6, 2005 on the financial statements of REZconnect Technologies, Inc., as of December 31, 2004, and to the reference to our firm under the heading "Experts" in the Annual Report.

                                                  DISCHINO & ASSOCIATES, P.C.



Fairfield, New Jersey /s/ DISCHINO & ASSOCIATES, P.C., CPAs
August 1, 2005

                                                                    EXHIBIT 23.1

                               CONSENT OF COUNSEL

I hereby consent to the reference to me under the caption "Legal Matters" in the this Amendment No. 4 to this Form 10-KSB for YTB International, Inc.




                                      /s/ CARL N. DUNCAN, ESQ.
Bethesda, Maryland
August 1, 2005